      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1999


                                                      REGISTRATION NO. 333-73157
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                         LOUISIANA-PACIFIC CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                    2421                                   93-0609074
        (State of Incorporation)                (Primary Standard Industrial                    (I.R.S. Employer
                                                Classification Code Number)                   Identification No.)

                            ------------------------

                             111 S.W. FIFTH AVENUE
                             PORTLAND, OREGON 97204
                                 (503) 221-0800
                         (Principal Executive Offices)

                              GARY WILKERSON, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                         LOUISIANA-PACIFIC CORPORATION
                             111 S.W. FIFTH AVENUE
                             PORTLAND, OREGON 97204
                           TELEPHONE: (503) 221-0800
                              (Agent for Service)
                            ------------------------

                                    COPY TO:

                              MARK E. BETZEN, ESQ.
                           JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2958
                           TELEPHONE: (214) 220-3939

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                         ------------------------------

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                   SUBJECT TO COMPLETION, DATED JUNE 9, 1999


PROSPECTUS
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. LOUISIANA-PACIFIC MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS PROHIBITED.

                                  $500,000,000

                         LOUISIANA-PACIFIC CORPORATION

                                DEBT SECURITIES

                               ------------------

    Louisiana-Pacific may offer up to $500,000,000 of its debt securities from time to time in one or more series. Louisiana-Pacific will determine the amount, price and other terms of any offering on the basis of market conditions and other factors existing at the time of the offering.

    The terms of each offering of debt securities will be set forth in a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------


                     This prospectus is dated June 9, 1999.

                               TABLE OF CONTENTS


ABOUT THIS PROSPECTUS.................................................................           3
WHERE YOU CAN FIND MORE INFORMATION...................................................           3
INCORPORATION OF DOCUMENTS BY REFERENCE...............................................           4
LOUISIANA-PACIFIC.....................................................................           4
USE OF PROCEEDS.......................................................................           4
RATIO OF EARNINGS TO FIXED CHARGES....................................................           4
DESCRIPTION OF THE DEBT SECURITIES....................................................           5
PLAN OF DISTRIBUTION..................................................................          14
VALIDITY OF SECURITIES................................................................          15
EXPERTS...............................................................................          15
ABOUT FORWARD-LOOKING STATEMENTS......................................................          15

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that Louisiana-Pacific filed with the Securities and Exchange Commission to register the distribution of the debt securities described in this prospectus under the Securities Act of 1933. Louisiana-Pacific may from time to time sell the debt securities in one or more offerings up to a total dollar amount of $500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

    This prospectus provides you with a general description of the debt securities. Each time Louisiana-Pacific offers the debt securities, Louisiana-Pacific will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement and update other information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference as described below under the heading "Incorporation of Documents by Reference."


    You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Louisiana-Pacific has not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. However, Louisiana-Pacific has an obligation to amend this prospectus to reflect any fundamental change that is not reflected in documents filed by Louisiana-Pacific with the Commission after the date of this prospectus that are incorporated by reference into this prospectus.



    Louisiana-Pacific is not offering the debt securities in any state where the offer is not permitted.


                      WHERE YOU CAN FIND MORE INFORMATION


    The registration statement, including the exhibits thereto, contains additional information regarding Louisiana-Pacific and the debt securities. The statements contained in this prospectus regarding the provisions of other documents summarize the material provisions of those documents. For additional information, you should read those documents, which are filed as exhibits to the registration statement or otherwise filed with the Commission, carefully and in their entirety.


    In addition to the registration statement, Louisiana-Pacific files reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy these reports, proxy statements and other documents at the following locations of the
Commission:

Public Reference Room  New York Regional Office    Chicago Regional Office
  450 Fifth Street,      7 World Trade Center          Citicorp Center
   N.W. Room 1024             Suite 1300           500 West Madison Street
  Washington, D.C.     New York, New York 10048          Suite 1400
        20549                                         Chicago, Illinois
                                                         60661-2511

    You may also obtain copies of these documents by mail from the Public Reference Section of the Commission, 450 Fifth street, N.W., Room 1024, Washington, D.C. 2054, at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

    The Commission maintains an Internet site that contains reports, proxy statements and other documents relating to issuers, like Louisiana-Pacific, who file electronically with the Commission. The address of that site is http://www.sec.gov.

    You may also inspect reports, proxy statements and other documents relating to Louisiana-Pacific at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The documents specified below, which have been filed by Louisiana-Pacific with the Commission, are incorporated by reference into this prospectus. The information contained in these documents is considered to be part of this prospectus, except that the information contained in later-dated documents will supplement, modify or supersede, as applicable, the information contained in earlier-dated documents.

    Louisiana-Pacific incorporates by reference into this prospectus the documents listed below and all documents filed by Louisiana-Pacific with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time that the offering made by this prospectus is completed.


    - Louisiana-Pacific's annual report on Form 10-K for the year ended December 31, 1998;



    - Louisiana-Pacific's quarterly report on Form 10-Q for the quarter ended March 31, 1999; and


    - Louisiana-Pacific's current report on Form 8-K dated March 5, 1999.

    You may obtain without charge a copy of any of the documents incorporated by reference into this prospectus, except for any exhibits to those documents that are not expressly incorporated by reference into these documents, by writing or telephoning Louisiana-Pacific Corporation, 111 S.W. Fifth Avenue, Portland, Oregon 97204, Attention: Investor Relations (telephone: (503) 221-0800).

                               LOUISIANA-PACIFIC


    Louisiana-Pacific Corporation is a major building products firm, operating approximately 75 facilities in the United States, Canada and Ireland. Louisiana-Pacific's principal products are oriented strand board, plywood, lumber, engineered wood products, exterior siding, industrial panel products, speciality products and pulp. Oriented strand board is a manufactured composite wood product that, in many circumstances, can be used as a lower cost substitute for plywood.


    Louisiana-Pacific's principal executive offices are located at 111 S.W. Fifth Avenue, Portland, Oregon 97204. Louisiana-Pacific's telephone number at those offices is (503) 221-0800.

                                USE OF PROCEEDS

    Unless otherwise specified in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used by Louisiana-Pacific for general corporate purposes. These purposes may include repayment of debt, including debt incurred in connection with Louisiana-Pacific's recent acquisition of ABT Building Products Corporation. These purposes may also include funding acquisitions, research and development, plant expansions and further investments in manufacturing technology.

                       RATIO OF EARNINGS TO FIXED CHARGES

    Louisiana-Pacific's ratio of earnings to fixed charges for each of the periods indicated is as follows:


                                    THREE MONTHS      FISCAL YEAR     FISCAL YEAR    FISCAL YEAR    FISCAL YEAR     FISCAL YEAR
                                        ENDED            ENDED           ENDED          ENDED          ENDED           ENDED
                                      MARCH 31,      DECEMBER 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                        1999             1998            1997           1996           1995            1994
                                   ---------------  ---------------  -------------  -------------  -------------  ---------------
Consolidated ratio of earnings to
  fixed charges (unaudited)......          36.3x             1.8x         --             --             --                33.8x
Consolidated deficiency of
  earnings to fixed charges
  (unaudited) (in millions)......        --               --           $   150.6      $   330.0      $   102.0          --

    For purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes and adjustment for minority interests in consolidated subsidiaries plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred on indebtedness, amortization of debt expense and an estimated portion of rental expense that is representative of the interest factor under operating leases deemed to be the equivalent of interest.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL


    The securities that may be offered by this prospectus consist of up to $500,000,000 of debt securities of Louisiana-Pacific, which may consist of unsecured notes, debentures or other evidences of indebtedness. Louisiana-Pacific may issue the debt securities, in one or more series, under an indenture, dated as of April 2, 1999, between Louisiana-Pacific and The First National Bank of Chicago, as trustee. A copy of the Indenture is set forth as
Exhibit 4.1 to the registration statement and is incorporated into this prospectus by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the indenture.


    The provisions of the indenture will generally be applicable to all of the debt securities. Selected provisions of the indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

    - the title of the debt securities;

    - any limit on the aggregate principal amount of the debt securities;

    - the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

    - the date or dates on which the principal of the debt securities will be payable;

    - the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

    - the dates on which interest will be payable and the regular record dates for interest payment dates;

    - the place or places where the principal of and any premium and interest on the debt securities will be payable;

    - the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at the option of Louisiana-Pacific;


    - the obligation, if any, of Louisiana-Pacific to redeem or purchase the debt securities pursuant to sinking fund or analogous provisions and the terms and conditions of any redemption or purchase to which the obligation applies;


    - the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

    - the currency or currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

    - any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

    - whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

    - the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for common stock or other securities of Louisiana-Pacific or any other person;

    - the principal amount, or any portion of the principal amount, of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default;

    - the applicability to the debt securities of the provisions described in "--Defeasance" below; and

    - any subordination provisions applicable to the debt securities.

    Louisiana-Pacific may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an "original issue discount security") may be described in an applicable prospectus supplement.

    If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit, or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency units, the restrictions, elections, general tax considerations, specific terms and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

    Unless otherwise indicated in an applicable prospectus supplement:

    - the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

    - payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion and transfer of debt securities will be registerable, at the office or agency of Louisiana-Pacific maintained for those purposes and at any other office or agency maintained for those purposes.

No service charge will be made for any registration of transfer or exchange of the debt securities, but Louisiana-Pacific may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

GLOBAL SECURITIES


    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:


    - by the depositary to a nominee of the depositary;

    - by a nominee of the depositary to the depositary or another nominee of the depositary;

    - by the depositary or a nominee of the depositary to a successor depositary or a nominee of the successor depository; or

    - in any other circumstances described in an applicable prospectus supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in an applicable prospectus supplement. Louisiana-Pacific expects that the following provisions will apply to depositary arrangements.

    Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in the system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or, if the debt securities are offered and sold directly by Louisiana-Pacific, by Louisiana-Pacific.



    Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary and to persons that may hold interests through those participants. Ownership of those beneficial interests by those participants will be shown on, and transferred through, records maintained by the depositary for the global security or its nominee. Ownership of beneficial interests in debt securities represented by a global security by persons that hold through participants in the book-entry registration and transfer system of the applicable depositary will be shown on, and transferred through, records maintained by those participants. The laws of some jurisdictions require that some types of purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.



    So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any of those debt securities in certificated form, and will not be considered the owners or holders of those debt securities for any purpose under the indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the indenture.


    Louisiana-Pacific understands that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the indenture:

    - the applicable depositary would authorize its participants to give the notice or take the action; and

    - the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.


    Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depository or its nominee, as the case may be, as the registered owner or the holder of the global security. None of Louisiana-Pacific, the trustee, any paying agent or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

COVENANTS OF LOUISIANA-PACIFIC

    MAINTENANCE OF OFFICE OR AGENCY. Louisiana-Pacific will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer or exchange.


    PAYING AGENTS, ETC. If Louisiana-Pacific acts as its own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, it will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of its action or failure to act. If Louisiana-Pacific has one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, it will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to notify the trustee promptly of its action or failure to act. All moneys paid by Louisiana-Pacific to a paying agent for the payment of principal of or interest on any debt securities that remain unclaimed for two years after the payment of that principal or interest was due may be repaid to Louisiana-Pacific, and thereafter the holder of the applicable debt securities may look only to Louisiana-Pacific for payment.


    PAYMENT OF TAXES AND OTHER CLAIMS. Louisiana-Pacific will be required to pay and discharge, before the same become delinquent:

    - all taxes, assessments, and governmental charges levied or imposed upon Louisiana-Pacific or any subsidiary of Louisiana-Pacific or their properties; and

    - all claims that if unpaid would result in a lien on their property and have a material adverse effect on the business, assets, financial condition, or results of operations of Louisiana-Pacific and its subsidiaries, taken as a whole (a "Material Adverse Effect."

unless, in either case, the same are being contested by proper proceedings.


    MAINTENANCE OF PROPERTIES. Louisiana-Pacific will be required to cause all properties used in the business of Louisiana-Pacific or any subsidiary of Louisiana-Pacific to be maintained and kept in good condition, repair and working order and to make any necessary renewals, replacements and improvements to those properties, except to the extent that the failure to do so would not have a Material Adverse Effect.


    EXISTENCE. Louisiana-Pacific will be required to, and will be required to cause its subsidiaries to, preserve and keep in full force and effect their existence, charter rights, statutory rights and franchises, except to the extent that the failure to do so would not have a Material Adverse Effect.

    COMPLIANCE WITH LAWS. Louisiana-Pacific will be required to, and will be required to cause its subsidiaries to, comply with all applicable laws to the extent that the failure to do so would have a Material Adverse Effect.

    RESTRICTIVE COVENANTS. Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.

EVENTS OF DEFAULT

    The following are Events of Default under the Indenture with respect to debt securities of any series:

    (1) failure to pay the principal of or premium, if any, on any debt security of that series when it becomes due and payable;

    (2) failure to pay any interest on any debt security of that series when due, which failure continues for 30 calendar days;

    (3) failure to make any sinking fund payment as and when due by the terms of any debt security of that series;

    (4) failure to perform, or breach, of any other covenant or warranty of Louisiana-Pacific in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which failure or breach continues for a period of 60 calendar days after written notice thereof has been given to Louisiana-Pacific as provided in the indenture;


    (5) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of Louisiana-Pacific, the unpaid principal amount of which is not less than $25 million, which default results in that Indebtedness becoming due prior to its stated maturity or occurs at the final maturity of that Indebtedness;



    (6) the events of bankruptcy, insolvency or reorganization involving Louisiana-Pacific specified in the indenture; and


    (7) any other Event of Default provided with respect to debt securities of that series.


    Pursuant to the Trust Indenture Act, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all such uncured defaults in respect of the debt securities of that series that are known to it, except that:



    - in the case of a default in the performance of any covenant of the character contemplated in clause (4) above, no notice will be given until at least 30 calendar days after the occurrence of the default; and


    - other than in the case of a default of the character contemplated in clause (1), (2) or (3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.


    If an Event of Default described in clause (6) above) occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee of any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may rescind and annul the acceleration and its consequences if:



    - Louisiana-Pacific has paid or deposited with the trustee a sum sufficient to pay all amounts of principal of, premium, if any, and interest on the debt securities of that series that have become due otherwise than by the declaration of acceleration; and



    - all other Events of Default have been cured or waived as described in "--Modification and Waiver" below.



    Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee will have no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to the provisions of the indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.


    If Louisiana-Pacific defaults on the payment of any interest on the debt securities for a period of 30 days or defaults on the payment of any principal on the debt securities when due and payable and fails, upon demand for payment made by the trustee, to make the required payment, the trustee may institute a legal proceeding against Louisiana-Pacific to collect any amounts determined to be payable.


    No holder of a debt security of any series will have any right to institute any proceedings with respect to the indenture or for any remedy thereunder unless:

    - the holder has previously given to the trustee written notice of a continuing Event of Default;


    - the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the same series have requested the trustee to institute proceedings in respect of the Event of Default;



    - such holder or holders have offered reasonable indemnity to the trustee with respect to the proceedings;



    - the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of the same series a direction inconsistent with the request to institute the proceedings; and



    - the trustee has failed to institute the proceedings within 60 calendar days.



However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and interest on the debt security on or after the applicable due dates for that principal and interest.



    Louisiana-Pacific is required to furnish to the trustee annually a statement as to the performance by Louisiana- Pacific of its obligations under the indenture and as to any default in the performance of those obligations.


    Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

MODIFICATION AND WAIVER


    In general, Louisiana-Pacific and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the modification or amendment. However, no modification or amendment of the indenture may, without the consent of the holder of each debt security affected:


    - change the stated maturity of, or any installment of principal of, or interest on, any debt security;

    - reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

    - reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;


    - change the place or currency of payment of principal of, or premium, if any, or interest on any debt security;

    - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

    - reduce the percentage in principal amount of debt securities of any series required for modification or amendment of the indenture or for waiver of compliance or defaults.


    The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by Louisiana-Pacific with the following covenants:



    - the covenants described above in "Covenants of Louisiana-Pacific" under the captions "Payment of Taxes and Other Claims," "Maintenance of Properties," "Existence" and "Compliance with Laws"; and



    - such covenants of any supplemental indenture as may be specified in the supplemental indenture.



    The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:


    - a default in the payment of the principal of, or premium, if any, or interest on, any debt security of that series; or

    - a default in respect of a provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE



    Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities, Louisiana-Pacific may, at any time, elect to:



    - discharge the entire indebtedness represented by the debt securities of that series and be deemed to have satisfied all of its other obligations with respect to the debt securities of that series except to the limited extent described below ("legal defeasance"); or



    - be released from its obligations to comply, with respect to the debt securities of that series, with: the covenants described above in "Covenants of Louisiana-Pacific" under the captions "Payment of Taxes and Other Claims," "Maintenance of Properties," "Existence" and "Compliance with Laws"; the restrictions described below in "Limitations on Merger and Other Transactions"; and such provisions of the applicable supplemental indenture as may be specified in the supplemental indenture ("covenant defeasance").



    Following any legal defeasance, holders of debt securities of the defeased series will have the right to receive, solely from the trust fund described below, payments of principal of, premium, if any, and interest on those debt securities when those payments are due. In addition, Louisiana-Pacific will continue to have some limited obligations under the indenture, including obligations to:



    - register the transfer or exchange of debt securities of the defeased series;



    - replace destroyed, stolen, lost or mutilated debt securities of the defeased series;



    - maintain an office or agency in respect of the debt securities of the defeased series; and



    - hold funds for payment to holders of debt securities of the defeased series in trust.



    Following any covenant defeasance, the occurrence of an event described in any of clauses (3), (4), (5) and (7) under "--Events of Default" above will no longer be an Event of Default with respect to the debt securities of the defeased series, except that any failure by Louisiana-Pacific to comply with its UNDEFEASED covenants may constitute an Event of Default as described in clause
(4) under "--Events of

Default" above. If the debt securities of the defeased series become due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations in the trust fund described below may be insufficient to pay the amounts then due. However, Louisiana-Pacific will continue to be obligated to cause those amounts to be paid.



    In order to effect either legal defeasance or covenant defeasance, Louisiana-Pacific must irrevocably deposit with the trustee, in trust, money or government obligations (or depositary receipts for government obligations) that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay all of the principal of and premium, if any, and interest on the debt securities of the defeased series on the dates the payments are due in accordance with the terms of the debt securities. In addition:



    - no Event of Default or event which with the giving of notice or lapse or time, or both, would become an Event of Default under the indenture shall have occurred and be continuing on the date of the deposit described above;



    - no Event of Default described in clause (6) under "--Events of Default" above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described in that clause (6) shall have occurred and be continuing at any time on or prior to the 90th calendar day following the date of the deposit described above;



    - with respect to any legal defeasance, Louisiana-Pacific shall have delivered an opinion of counsel, stating that (1) Louisiana-Pacific has received from, or there has been published by, the IRS a ruling or (2) there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the debt securities of the defeased series will not recognize gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax in the same manner as if the defeasance had not occurred; and



    - with respect to any covenant defeasance Louisiana-Pacific shall have delivered an opinion of counsel to the effect that, among other things, the holders of the debt securities of the defeased series will not recognize gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax in the same manner as if the defeasance had not occurred.


SATISFACTION AND DISCHARGE


    Louisiana-Pacific, at its option, may satisfy and discharge the indenture when:


    - either:


       (1) all debt securities previously authenticated and delivered under the indenture (subject to exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation: or



       (2) all debt securities not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and Louisiana-Pacific has deposited or caused to be deposited with the trustee as trust funds for that purpose an amount sufficient to pay and discharge the entire indebtedness on those debt securities, for principal and any premium and interest to the date of the deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;


    - Louisiana-Pacific has paid or caused to be paid all other sums payable under the indenture by Louisiana- Pacific; and

    - Louisiana-Pacific has delivered to the trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.


Following any satisfaction and discharge of the indenture, Louisiana-Pacific and the trustee will continue to have obligations relating to the registration of transfers and exchanges of debt securities and to the application of funds held in trust, in each case to the extent provided in the indenture.


LIMITATIONS ON MERGER AND OTHER TRANSACTIONS

    Prior to the satisfaction and discharge of the indenture, Louisiana-Pacific may not consolidate with or merge with or into any other person, or transfer all or substantially all of its properties and assets to another person unless:

    - either:

       (1) Louisiana-Pacific is the continuing or surviving person in the consolidation or merger: or

       (2) the person (if other than Louisiana-Pacific) formed by the consolidation or into which Louisiana-Pacific is merged or to which all or substantially all of the properties and assets of Louisiana-Pacific are transferred is a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all the obligations of Louisiana-Pacific under the debt securities and the indenture;

    - immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and

    - an officer's certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of counsel had been delivered to the trustee to the effect that the first condition set forth above has been satisfied.

    The continuing, surviving or successor person will succeed to and be substituted for Louisiana-Pacific with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the debt securities.

GOVERNING LAW

    The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE


    The indenture contains limitations on the right of the trustee, should it become a creditor of Louisiana- Pacific within three months of, or subsequent to, a payment default by Louisiana-Pacific with respect to any series of debt securities, to obtain payment of amounts owed to it by Louisiana-Pacific unless and until the default is cured. However, the trustee's rights as a creditor of Louisiana-Pacific will not be limited if the creditor relationship arises from, among other things:


    - the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;


    - advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture for the purpose of preserving property subject to the lien of the indenture or discharging prior liens or encumbrances on the trust estate;


    - disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

    - indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

    - the acquisition, ownership, acceptance, or negotiation of drafts, bills of exchange, acceptances or other obligations that are considered to be self-liquidating paper.


    The indenture does not prohibit the trustee from serving as trustee under any other indenture to which Louisiana- Pacific may be a party from time to time or from engaging in other transactions with Louisiana-Pacific. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, it must eliminate the conflict or resign.

                              PLAN OF DISTRIBUTION


    Louisiana-Pacific may sell the debt securities through underwriters, through agents or directly to one or more purchasers. The prospectus supplement with respect to each series of debt securities will set forth the terms of the offering of the debt securities of that series, including the name or names of any underwriters, the sale price and the proceeds to Louisiana-Pacific, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the debt securities of that series may be listed.


    If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase debt securities will be subject to various conditions precedent and the underwriters will be obligated to purchase all of the debt securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


    Debt securities may be sold directly by Louisiana-Pacific or through agents designated by Louisiana-Pacific from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named in, and any commissions payable by Louisiana-Pacific to that agent will be set forth in, an applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.



    Louisiana-Pacific may authorize agents or underwriters to solicit offers to purchase debt securities from Louisiana-Pacific at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitations of the contracts.



    Agents and underwriters may be entitled under agreements entered into with Louisiana-Pacific to indemnification by Louisiana-Pacific against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof, insofar as the liabilities are based upon misstatements in or omissions from the registration statement, this prospectus or any prospectus supplement. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Louisiana-Pacific in the ordinary course of business.



    Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom debt securities are sold by Louisiana-Pacific for public offering and sale may make a market in those debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Louisiana-Pacific cannot give any assurance as to the liquidity of the trading market for any debt securities.

                             VALIDITY OF SECURITIES

    Unless otherwise indicated in an applicable prospectus supplement relating to the debt securities, the validity of the debt securities offered hereby will be passed upon for Louisiana-Pacific by Jones, Day, Reavis & Pogue, Dallas, Texas. Patrick F. McCartan, the managing partner of Jones, Day, Reavis & Pogue, is currently a director of Louisiana-Pacific.

                                    EXPERTS


    The financial statements of Louisiana-Pacific at and for the two-year period ended December 31, 1998, incorporated in this prospectus by reference from Louisiana-Pacific's annual report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.



    The financial statements of Louisiana-Pacific at and for the year ended December 31, 1996, incorporated in this prospectus by reference from Louisiana-Pacific's annual report on Form 10-K for the year ended December 31, 1998, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.


                        ABOUT FORWARD-LOOKING STATEMENTS

    Section 27A of the Securities Act and Section 21E of the Exchange Act provide a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their businesses and other matters as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. This prospectus contains and incorporates by reference, and each prospectus supplement may contain, forward-looking statements. These statements are or will be based upon the beliefs and assumptions of, and on information available to, the management of Louisiana-Pacific.

    The following statements are or may constitute forward-looking statements:
(1) statements preceded by, followed by or that include the words "may," "will," "could," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," "potential," "continue" or "future" or the negative or other variations thereof and (2) other statements regarding matters that are not historical facts. These forward-looking statements are subject to various risks and uncertainties, including the following:

    - risks and uncertainties relating to the possible invalidity of the underlying beliefs and assumptions;

    - possible changes or developments in social, economic, business, industry, market, legal and regulatory circumstances and conditions; and

    - actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, competitors and legislative, regulatory, judicial and other governmental authorities and officials.

In addition to the foregoing and any risks and uncertainties specifically identified in the text surrounding forward-looking statements, any statements in the reports, proxy statements and other documents referred to in "Where You Can Find More Information" that warn of risks or uncertainties associated with future results, events or circumstances identify important factors that could cause actual results, events and circumstances to differ materially from those reflected in the forward-looking statements.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (which will be described in an applicable prospectus supplement), are estimated as follows:

Securities and Exchange Commission registration fee...............  $ 139,000
Legal fees and expenses...........................................    150,000
Accounting fees and expenses......................................     50,000
Printing and engraving expenses...................................    100,000
Trustee's fees and expenses.......................................     20,000
Miscellaneous expenses(1).........................................    256,000
                                                                    ---------
      Total.......................................................  $ 715,000
                                                                    ---------
                                                                    ---------

    (1) Includes estimate of blue sky fees and expenses, NASD filing fees, and rating agency fees.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The restated certificate of incorporation of Louisiana-Pacific (the "Certificate of Incorporation") generally provides that the directors of Louisiana-Pacific will have no personal liability to Louisiana-Pacific or its stockholders for monetary damages resulting from breaches of their fiduciary duties. However, Louisiana-Pacific's directors nonetheless remain liable for breaches of their duty of loyalty to Louisiana-Pacific and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. In addition, the Certificate of Incorporation does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

    The Certificate of Incorporation and the bylaws of Louisiana-Pacific (the "Bylaws") provide for the indemnification of the directors and officers of Louisiana-Pacific to the full extent that may be permitted by Section 145 of the Delaware General Corporation Law from time to time, and the Bylaws provide for various procedures relating thereto. Under Section 145 of the Delaware General Corporation Law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, but indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

    Louisiana-Pacific maintains insurance policies under which the insurer is required, subject to the terms and conditions specified in such policies, to indemnify any director or officer of Louisiana-Pacific against liabilities and expenses, including without limitation attorneys' fees, judgments, fines and amounts paid in settlement, incurred by such director or officer in his or her capacity as such upon a determination that such director or officer acted in good faith. The premiums for such insurance policies are paid by Louisiana-Pacific.

ITEM 16. EXHIBITS


        1.1  Underwriting Agreement (to be filed, as applicable to a particular offering of debt securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)

        4.1  Indenture*

        5.1  Opinion of Jones, Day, Reavis & Pogue*

       12.1  Statement re: Computation of Ratios

       23.1  Consent of Deloitte & Touche LLP**

       23.2  Consent of Arthur Andersen LLP**

       23.3  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

       24.1  Powers of Attorney*

       25.1  Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on
             Form T-1 of The First National Bank of Chicago to act as trustee under the indenture*


------------------------


*   Filed previously.



**  To be filed by amendment.


ITEM 17. UNDERTAKINGS

    The registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities registered hereby which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel for the registrant the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, Oregon on June 9, 1999.


                                LOUISIANA-PACIFIC CORPORATION

                                By             /s/ GARY C. WILKERSON
                                     -----------------------------------------
                                                 Gary C. Wilkerson
                                         VICE PRESIDENT AND GENERAL COUNSEL


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 9, 1999.


          SIGNATURE                        TITLE
------------------------------  ---------------------------
                                Chairman and Chief
              *                   Executive Officer
------------------------------    (principal executive
        Mark A. Suwyn             officer) and Director

                                Vice President, Finance and
              *                   Treasurer (principal
------------------------------    financial officer and
      Curtis M. Stevens           principal accounting
                                  officer)

              *                 Director
------------------------------
        John W. Barter

              *                 Director
------------------------------
      William C. Brooks

              *                 Director
------------------------------
       Archie W. Dunham

              *                 Director
------------------------------
         Paul Hansen

              *                 Director
------------------------------
       Donald R. Kayser

              *                 Director
------------------------------
     Patrick F. McCartan

              *                 Director
------------------------------
        Lee C. Simpson

    The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by the above-named persons and filed as Exhibit 24.1 to this registration statement.

                                                  /s/ Gary C. Wilkerson

                    ------------------------------------------------------------
                                                    Gary C. Wilkerson
                                                     Attorney-in-Fact

                               INDEX TO EXHIBITS


  EXHIBIT
    NO.                                                    DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Underwriting Agreement (to be filed, as applicable to a particular offering of debt securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)

       4.1   Indenture*

       5.1   Opinion of Jones, Day, Reavis & Pogue*

      12.1   Statement re: Computation of Ratios

      23.1   Consent of Deloitte & Touche LLP**

      23.2   Consent of Arthur Andersen LLP**

      23.3   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

      24.1   Powers of Attorney*

      25.1   Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of The
             First National Bank of Chicago to act as trustee under the indenture*


------------------------


*   Filed previously.



**  To be filed by amendment.